Exhibit 1.2

$300,000,000

REALPAGE, INC.

1.50% CONVERTIBLE SENIOR NOTES DUE 2025

UNDERWRITING AGREEMENT

May 19, 2020

May 19, 2020

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

as Representatives of the several Underwriters

Ladies and Gentlemen:

RealPage, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) $300,000,000 principal amount of its 1.50% Convertible Senior Notes due 2025 (the “Firm Securities”) to be issued pursuant to the provisions of a base indenture dated as of May 22, 2020, as supplemented by the first supplemental indenture to such base indenture (collectively, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional $45,000,000 principal amount of its 1.50% Convertible Senior Notes due 2025 (the “Additional Securities”) if and to the extent that you, as representatives of the several Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such 1.50% Convertible Senior Notes due 2025 granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) or a combination of cash and Common Stock, at the Company’s election in accordance with the terms of the Securities. Any Common Stock into which the Securities are convertible are referred to herein as the “Underlying Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-225074) on Form S-3, relating to the Securities. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

In connection with the offering of the Firm Securities, the Company is entering into capped call transactions with certain of the Underwriters or their respective affiliates and/or other financial institutions (collectively, the “Option Counterparties”) pursuant to separate capped call transaction confirmations (the “Base Capped Call Confirmations”), each to be dated the date hereof, and in connection with any exercise by the Underwriters of their option to purchase any Additional Securities, the Company and the Option Counterparties may enter into additional capped call transactions pursuant to additional capped call transaction confirmations (the “Additional Capped Call Confirmations”) with each of the Option Counterparties, each to be dated the date on which the Underwriters exercise their option to purchase such Additional Securities. The Base Capped Call Confirmations and the Additional Capped Call Confirmations are referred to herein collectively as the “Capped Call Confirmations”.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.    Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the knowledge of the Company threatened by the Commission.

(b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, when so filed, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale

Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its date and the Closing Date (as defined in Section 4), does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company is listed on Schedule II hereto and complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)    The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)    Each subsidiary of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or organization in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, has the corporate or organizational power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable under relevant law), except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (except for such liens and encumbrances imposed on such shares pursuant to the terms of the Company’s agreements with its lenders, which agreements are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus).

(f)    This Agreement has been duly authorized, executed and delivered by the Company.

(g)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)    The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(i)    The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized by the Company, and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution (collectively, the “Enforceability Exceptions”).

(j)    The Securities have been duly authorized and, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(k)    Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, Underlying Securities or a combination of cash and Underlying Securities, at the Company’s election in accordance with the terms of the Securities; the maximum number of Underlying Securities issuable upon conversion of the Securities (assuming (i) the Company elects, upon each conversion of Securities, to deliver solely Underlying Securities in settlement of each such conversion, other than cash in lieu of any fractional shares, (ii) the maximum conversion rate for any conversion in respect of a “make-whole fundamental change” (as defined in the Time of Sale Prospectus) or a redemption of the Securities applies and (iii) the Underwriters exercise their option to purchase the Additional Securities in full (such maximum number shares of Common Stock, the “Maximum Number of Underlying Securities”) have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(l)    [Reserved].

(m)     The Base Capped Call Confirmations have been, and any Additional Capped Call Confirmations on the date or dates that the Underwriters exercise their right to purchase the relevant Additional Securities will have been, duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Option Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(n)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities (including the issuance of any Underlying Securities upon conversion thereof), the consummation of the transactions contemplated by the Capped Call Confirmations will not violate any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), which violation would not (x) have a material adverse effect on the Company and its subsidiaries, taken as a whole, (y) have a material adverse effect on the transactions contemplated hereby or (z) result in any liability for any Underwriter. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities (including the issuance of any Underlying Securities upon conversion thereof), or the consummation of the transactions contemplated by the Capped Call Confirmations, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the Securities or are contemplated by the Agreement, the Indenture, the Securities or the Capped Call Confirmations.

(o)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)    There are no legal or governmental proceedings pending or to the knowledge of the Company threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r)    The Company is not, and after giving effect to the transactions contemplated by the Capped Call Confirmations, the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)    This Agreement, the Indenture, the Securities and the Capped Call Confirmations conform to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus.

(v)    There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than such rights which have been waived or complied with) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(w)    (i) None of the Company or its subsidiaries or controlled affiliates, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(x)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)    (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)    To the Company’s knowledge, the Company and its subsidiaries own or possess, or have a valid right to use, or can acquire on reasonable terms, any and all patents, patent applications, licenses, inventions, copyrights and copyrightable works, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and any other worldwide intellectual property or similar proprietary rights (collectively, “Intellectual Property”) necessary to carry on in all material respects the business now operated by them, and, to the Company’s knowledge, neither the Company nor any of its subsidiaries has infringed upon, misappropriated or is otherwise aware of any conflict with asserted rights of others with respect to any Intellectual Property and which infringement or misappropriation or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries taken as a whole.

(bb)    Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) stored or maintained on such IT Systems, and, to the Company’s knowledge, there have been no breaches of such Personal Data, or any outages or unauthorized uses of or access to such IT Systems except, in each case, individually or in the aggregate, as has not been and would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as has not been and would not reasonably be expected to be adversely material to the operations of the Company and its subsidiaries taken as a whole, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and all internal policies and contractual obligations of the Company relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(dd)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)    There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ff)    The Company has (i) not alone engaged in any oral or written communication, hereinafter called a “Testing-the-Waters Communication”, with potential investors undertaken in reliance on Rule 163B under the Act and (ii) has not authorized anyone other than the Underwriters to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.875% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from May 22, 2020 to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to $45,000,000 principal amount of Additional Securities, solely to cover overallotments, at the Purchase Price, plus accrued interest, if any, from the Closing Date to the Option Closing Date (as defined below). Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be (x) earlier than the closing date for the Firm Securities, (y) later than the 13th calendar day from, and including, the closing date for the Firm Securities or (z) later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely to cover overallotments. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate Securities in denominations other than $1,000 as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

3.    Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.

4.    Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 22, 2020, or at such other time on the same or such other date, not later than May 29, 2020, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June 3, 2020, as shall be designated in writing by you.

The Firm Securities and Additional Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Securities and Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the extent provided above..

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 P.M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)    The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date.

With respect to Section 5(c) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation may state that its opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 5(d) above, Davis Polk & Wardwell LLP may state that its opinions and beliefs are based upon its participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to Buildium, LLC contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)    [Reserved]

(h)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)    A number of shares of Common Stock equal to the Maximum Number of Underlying Securities shall have been approved for listing on the Nasdaq Global Select Market (the “Exchange”), subject to official notice of issuance.

(j)    The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to substantially the same effect as the opinion required by Section 5(c) hereof;

(iii)    an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v)    a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from RSM US LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi)    such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

6.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that the

Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h)    To make generally available (which may be satisfied by filing with the Commission in its Electronic Data Gathering Analysis and Retrieval system) to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    The Company hereby agrees that, without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc. on behalf of the Underwriters, it will not, during the period ending 75 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(j)    The restrictions contained in the preceding paragraph shall not apply to (i) the Securities to be sold hereunder or the issuance by the Company of Underlying Securities upon the conversion of any Securities to be sold hereunder, (ii) entry into the Capped Call Confirmations, (iii) any shares of Common Stock issued upon exercise and settlement or termination of the warrant transactions entered into by the Company in connection with the issuance of its 1.50% Convertible Senior Notes due 2022, (iv) the shares of Common Stock to be sold pursuant to that certain underwriting agreement (the “Equity Underwriting Agreement”) dated on or about the date hereof by and among the Company and the Representatives relating to the sale of Common Stock, (v) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to the conversion or exchange of convertible or exchangeable debt or equity securities or the exercise of warrants or options, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and outstanding on the date hereof, (vi) grants of stock options, stock awards, restricted stock or other equity awards and the issuance of Common Stock or securities convertible into or exercisable for Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company as described in the Registration Statement, the Time of Sale Prospectus and the

Prospectus and pursuant to the terms of a plan in effect on the date hereof or the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), which has been submitted to the Company’s stockholders for approval at the Company’s 2020 annual meeting of stockholders, (vii) the entry into an agreement providing for the issuance by the Company of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (vii) shall not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement and either such shares shall be restricted securities under the Securities Act which may not be sold until the expiration of the Restricted Period or all recipients of any such securities shall enter into a lock-up letter substantially in the form of Exhibit A covering the remainder of the Restricted Period, or (viii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date hereof, the 2020 Plan or any assumed benefit plan contemplated by clause (vii), or (ix) the execution of a nonbinding letter of intent for a transaction contemplated by clause (vii).

(k)    The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities. The Company will use commercially reasonable efforts to cause and maintain the listing of a number of shares of Common Stock equal to the Maximum Number of Underlying Securities on the Exchange.

(l)    The Company agrees to prepare a final term sheet relating to the offering of the Firm Securities, containing only information that describes the final terms of the Firm Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Firm Securities.

7.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following expenses: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for rating the Securities, (v) the fees and expenses of the Trustee and any agent (including the related fees and expenses of any counsel for such parties), (vi) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA (with the understanding that the parties have agreed that no such qualification of the offering of the Securities by FINRA shall be required for this offering), (vii) all costs and expenses incident to listing a number of shares of Common Stock equal to the Maximum Number of Underlying Securities on the Exchange, (viii) the cost of printing certificates representing the Securities, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities (with the Underwriters agreeing to pay all costs and expenses related to their participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities), including, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the officers of the Company and any such consultants, (xi) the document production charges and expenses associated with printing this Agreement and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities.

8.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.    Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) any Testing-the-Waters Communication, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Goldman Sachs & Co. LLC and BofA Securities, Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market or the Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an

Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement is terminated pursuant to this Section 11, the Company shall not have any liability to any Underwriter except as provided in Sections 7 and 9 hereof. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement required to be complied with by the Company, or if for any reason the Company shall be unable to perform its obligations under this Agreement other than by the occurrence of any of the events described in (i), (iii), (iv) or (v) of Section 10, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(a)    The Company acknowledges that in connection with the offering of the Firm Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Firm Securities.

13.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(a)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you as the Representatives in care of Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department; BofA Securities, Inc. at One Bryant Park, New York, New York 10036, or by facsimile to (646) 855-3073, Attention: Syndicate Department, with a copy by fascimile to (212) 230-8730, Attention: ECM Legal; and if to the Company shall be delivered, mailed or sent to RealPage, Inc., 2201 Lakeside Boulevard, Richardson, Texas 75082, Attention: Chief Legal Officer.

Very truly yours,

RealPage, Inc.

By:	/s/ Thomas C. Ernst, Jr.
	Name:	Thomas C. Ernst, Jr.
	Title:	Executive Vice President, Chief Financial Officer, and Treasurer

Accepted as of the date hereof

Goldman Sachs & Co. LLC BofA Securities, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Goldman Sachs & Co. LLC

By:	/s/ William D. Connolly
Name: William Connolly
Title: Managing Director

By:	BofA Securities, Inc.

By:	/s/ Ron Eliasek
Name: Ron Eliasek
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of Firm Securities To Be Purchased
Goldman Sachs & Co. LLC	$114,461,000
BofA Securities, Inc.	$81,757,000
J.P. Morgan Securities LLC	$58,378,000
Wells Fargo Securities, LLC	$18,162,000
RBC Capital Markets, LLC	$7,784,000
BMO Capital Markets Corp.	$6,486,000
Fifth Third Securities, Inc.	$6,486,000
PNC Capital Markets LLC	$6,486,000

Total	$300,000,000

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated May 18, 2020

2.	Pricing Term Sheet dated May 19, 2020

EXHIBIT A

[FORM OF LOCK-UP LETTER]

May     , 2020

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC (“Goldman Sachs”) and BofA Securities, Inc. (“BofA Securities”), as representatives (the “Representatives”) of the several Underwriters who propose to enter into an Underwriting Agreement (the “Equity Underwriting Agreement”) with RealPage, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Equity Offering”) by the several Underwriters, including Goldman Sachs and BofA Securities (the “Underwriters”), of [●] shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”). The undersigned also understands that the Representatives propose to enter into an Underwriting Agreement (the “Convertible Notes Underwriting Agreement” and, together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with the Company providing for the public offering (the “Convertible Notes Offering” and, together with the Equity Offering, the “Public Offering”) by the several Underwriters of $[●] principal amount of its [●]% Convertible Senior Notes due 2025 of the Company (the “Securities”). The Securities will be convertible into cash, shares of Common Stock, or a combination of cash and Common Stock, at the Company’s election.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Goldman Sachs and BofA Securities on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 75 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common

Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (c) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to general or limited partners, stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended), members or managers of the undersigned, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers; provided that in the case of any transfer or distribution pursuant to clause (b), no Form 5 shall be filed prior to the expiration of the Restricted Period; provided that in the case of any transfer or distribution pursuant to clause (c), (i) each distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) sales under a trading plan pursuant to Rule 10b5-1 that is in effect on the date hereof, provided that any Form 4 filed in accordance with Section 16 of the Exchange Act in connection with any sale described in this clause (d) will include a footnote disclosing that such sale was made pursuant to a 10b5-1 plan, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period or (f) any deemed sales or forfeitures of shares of Common Stock in connection with the satisfaction of tax obligations with respect to the settlement or vesting of shares of restricted stock outstanding on the date hereof. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs and BofA Securities on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.

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Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of (i) the Company, on the one hand, or the Representatives, on the other hand, advises in writing that it has determined not to proceed with the Public Offering prior to the execution of both Underwriting Agreements, (ii) the registration statement related to the Public Offering is withdrawn, (iii) the date both Underwriting Agreements (or if only one Underwriting Agreement becomes effective, such Underwriting Agreement) (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iv) June 15, 2020, if neither Underwriting Agreement has been executed by such date.

Very truly yours,

(Name)

(Address)

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